Exhibit 3.5

State of Delaware
Secretary of State
Division of Corporations Delivered 02:21 PM 11/03/2005
FILED 02:05 PM 11/03/2005
SRV 050900001 – 4055521 FILE

CERTIFICATE OF INCORPORATION

OF

ARA SUBSIDIARY CORP.

ARTICLE I

NAME

The name of this corporation is ARA Subsidiary Corp. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND AGENT; INCORPORATOR

A. The registered office of the Corporation in the State of Delaware shall be located at 1209 Orange Street, Wilmington, County of New Castle. The name of the Corporation’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

B. The name and mailing address of the incorporator (the “Incorporator”) is Lisa M. DeBarber, c/o Alston & Bird LLP, Bank of America Plaza, 101 S. Tryon Street, Suite 4000, Charlotte, NC 28280-4000.

ARTICLE III

PURPOSES AND POWERS

The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”). The Corporation shall have all powers that may now or hereafter be lawful for a corporation to exercise under the Delaware General Corporation Law.

ARTICLE IV

CAPITAL STOCK

The Corporation is authorized to issue one class of stock to be designated “Common Stock” with a par value of $0,001 per share (“Common Stock”). The total number of shares the Corporation shall have the authority to issue is one thousand (l,000).

ARTICLE V

AMENDMENT OF BYLAWS

Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors of the Corporation is expressly authorized and empowered to make, adopt, alter, amend and rescind the Bylaws of the Corporation.

ARTICLE VI

DIRECTORS

The number of directors of the Corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors of the Corporation or by the stockholders. Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VII

LIMITATION OF LIABILITY

No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involves intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law.

Any repeal or modification of this Article VII shall be prospective only and shall not adversely affect any right or protection of, or any limitation on the liability of a director of the Corporation existing at, or arising out of the facts or incidents occurring prior to, the effective date of such repeal or modification.

For purposes of this Article VII, “fiduciary duty as a director” also shall include any fiduciary duty arising out of serving at the Corporation’s request as a director of another corporation, partnership, limited liability company, joint venture or other enterprise, and “liable to the Corporation or its stockholders” also shall include any liability to such other corporation, partnership, limited liability company, joint venture, trust or other enterprise, and any liability to the Corporation in its capacity as a security holder, joint venturer, partner, member, beneficiary, creditor or investor of or in any such other corporation, partnership, limited liability company, joint venture, trust or other enterprise.

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ARTICLE VIII

RESERVATION OF RIGHT TO AMEND CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of any nature conferred upon stockholders, directors, or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article 8.

ARTICLE IX

SEVERABILITY

In the event that any provision of this Certificate of Incorporation (including any provision within a single Article, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

IN WITNESS WHEREOF, the undersigned, being the Incorporator hereinabove named for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, hereby certifies that the facts hereinabove stated are truly set forth, and accordingly executes this Certificate of Incorporation this 3rd day of November, 2005.

Lisa M. DeBarber
Lisa M. DeBarber Incorporator

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State of Delaware
Secretary of State
Division of Corporations Delivered 12:38 PM 12/16/2005
FILED 12:38 PM 12/16/2005
SRV 051030218 – 4055521 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

ARA SUBSIDIARY CORP.

ARA Subsidiary Corp., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”) does hereby certify that:

I.

The amendment to the Corporation’s Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 and has been consented to in writing by the shareholders in accordance with Section 228 of the General Corporation Law of the State of Delaware.

II.

Article First of the Corporation’s Certificate of Incorporation is amended to read in its entirety as follows:

FIRST: The name of this Corporation is American Renal Associates Inc. (hereinafter referred to as the “Corporation”).

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by the undersigned on December 16,2005.

By:	/s/ Christopher T. Ford

Name:	Christopher T. Ford
Its:	President

CERTIFICATE OF CONVERSION

CONVERTING

AMERICAN RENAL ASSOCIATES INC.

a Delaware Corporation

TO

AMERICAN RENAL ASSOCIATES LLC

a Delaware Limited Liability Company

1. The name of the corporation is American Renal Associates Inc. (the “Corporation”).

2. The date on which the Corporation’s original Certificate of Incorporation was filed with the Secretary of State is November 3,2005. The name under which the corporation was incorporated is ASA Subsidiary Corp.

3. The name of the limited liability company into which the Corporation is herein being converted is American Renal Associates LLC.

4. The conversion has been approved in accordance with the provisions of Section 266 of the General Corporation Law and Section 18-214 of the Limited Liability Company Act of the State of Delaware.

5. This Certificate of Conversion shall be effective on December 31, 2007.

By:	/s/ Christopher L. Ford
Title:	Christopher L. Ford
Its:	Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:34 AM 12/31/2007
FILED 09:03 AM 12/31/2007 SRV 071375334 – 4055521 FILE

CERTIFICATION OF FORMATION

OF

AMERICAN RENAL ASSOCIATES LLC

The undersigned authorized person, desiring to form a limited liability company pursuant to Section 18-201 of the Delaware Limited Liability Company Act, 6 Delaware Code, Chapter 18, docs hereby certify as follow:

I.

The name of the limited liability company is American Renal Associates LLC (the “LLC”),

II.

The address of the registered office of the LLC in the State of Delaware is Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware, County of New Castle. The name of the LLC’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company,

III.

The Certificate of Formation shall be effective on December 31,2007.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of American Renal Associates LLC on December 31,2007.

By:	/s/ Lisa DeBarber Simmons
Lisa DeBarber Simmons
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:34 AM 12/31/2007
FILED 09:03 AM 12/31/2007 SRV 071375334 – 4055521 FILE